UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2014

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 20, 2014, Brady Corporation (the “Company”) issued a press release announcing its fiscal 2015 first quarter financial results. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 18, 2014, the Management Development and Compensation Committee of the Board of Directors of the Company approved an award of $250,000 of restricted stock units to Thomas J.  Felmer, the Company’s Senior Vice President and President - Workplace Safety, for retention purposes, with an effective grant date of November 28, 2014. The award will vest in equal increments upon the third, fourth and fifth anniversaries of the grant date, with vesting accelerated in the event of death, disability or termination following a change of control.

Item 5.07	SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS
On November 19, 2014, at the Company’s Annual Shareholders’ Meeting, the holders of all of the 3,538,628 shares of the Company’s Class B Common Stock voted unanimously in favor of electing the following persons to serve as the Company’s directors until the next annual meeting of shareholders and until their successors have been elected:
Patrick W. Allender
Gary S. Balkema
Nancy L. Gioia
Conrad G. Goodkind
Frank W. Harris
J. Michael Nauman
Elizabeth P. Pungello
Bradley C. Richardson

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit
99.1	Press Release of Brady Corporation, dated November 20, 2014, relating to first quarter fiscal 2015 financial results.
99.2	Informational slides provided by Brady Corporation, dated November 20, 2014, relating to first quarter fiscal 2015 financial results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: November 20, 2014

/s/ AARON J. PEARCE
Aaron J. Pearce
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated November 20, 2014, relating to first quarter fiscal 2015 financial results.
99.2	Informational slides provided by Brady Corporation, dated November 20, 2014, relating to first quarter fiscal 2015 financial results.